UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2009

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2009, the Company acquired all of the member interests of Stones River Companies, LLC, a Tennessee limited liability company ("SRC"), from TLC Investments, LLC, a Tennessee limited liability company ("TLC"), for a combination of cash, debt, an earn-out, and shares of the Company’s common stock. SRC is a lighting retro fit company and an energy systems and solutions provider located in Nashville Tennessee. Jami Hall and Robert E. Wilson of Nashville, Tennessee, own TLC. Mr. Wilson will continue to lead SRC as its Vice President.

The consideration that the Company paid for SRC included $1,500,000 in cash, a promissory note for $500,000, an earn-out of 2.5% of SRC’s total revenues, and 1,000,000 shares of common stock. The principal amount of the promissory note is due at maturity on June 30, 2013 along with accrued interest at the prime rate reported in the Wall Street Journal plus two percent. The note holder may convert the entire principal amount of the note into 500,000 shares of common stock at any time during the period beginning on June 30, 2010 and ending on the maturity date. The earn-out covers the period from January 1, 2010 through June 30, 2013. The 1,000,000 shares that are part of the purchase price and the 500,000 shares covered by the convertible promissory note are entitled to registration rights.

The Company will file financial statements of SRC, and pro forma financial statements of the Company and SRC, no later than March 19, 2010.

On January 5, 2010, the Company issued a press-release announcing the acquisition. A copy of the press release is furnished as Exhibit 99.1 and included in this Report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the acquisition of SRC, the Company issued to TLC 1,000,000 shares of its common stock and a promissory note convertible into 500,000 shares. The terms of those issuances are described in Item 2.01 of this Report and incorporated in this Item by reference.

The offering and issuance of those common shares and warrants were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from the registration requirements of the Act in Section 4(2) of the Act and Rule 506 of Regulation D. To make the exemptions available, the Company relied upon the fact that its offers were made without any form of general solicitation and upon the representations of each investor that the investor is an accredited investor, that the investor had full access to information about the Company, and that the investor was acquiring the securities as principal for the investor’s own account and not with a view to or for distributing or reselling the securities. Each investor consented to the placement of a restrictive legend on the certificates representing the investor’s common shares and on the investor’s promissory note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

January 5, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 5, 2010 - Energy Focus, Inc. Acquires Stones River Companies, LLC